EXHIBIT 11.1

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COMPUTATION OF EARNINGS PER SHARE

                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                               JULY 31,                      JULY 31,
                                                         2003          2004             2003          2004
                                                     (UNAUDITED)    (UNAUDITED)      (UNAUDITED)   (UNAUDITED)
                                                   ----------------------------    ----------------------------
 Numerator:
 Net income (loss)from continuing operations      $     40,379    $ (1,076,927)   $    285,621    $ (2,998,955)
 (Loss) from discontinued operations                   (30,071)           --           (86,526)           --
                                                  ----------------------------    ----------------------------
Net income (loss)                                       10,308    $ (1,076,927)        199,095    $ (2,998,955)

 Denominator:
 Denominator for basic earnings per share-
   weighted-average shares                          10,164,928      13,646,284      10,078,815      13,447,135
 Effect of dilutive securities:
 Employee stock options                                850,056            --           498,676            --
                                                  ----------------------------    ----------------------------

 Denominator for diluted earnings per share
   adjusted weighted-average shares and assumed     13,646,284      13,447,135
   conversions                                      11,014,984      10,577,491

 Basic and diluted earnings (loss) per share:

 Earnings (loss) per share from continuing
   operations                                     $       0.01    $      (0.08)   $       0.03    $      (0.22)
 (Loss) per share from discontinued operations            --              --             (0.01)           --
                                                  ----------------------------    ----------------------------
 Net earnings (loss) per share                    $       0.01    $      (0.08)   $       0.02    $      (0.22)
                                                  ============================    ============================

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